Contact:
Dr. Bernard Kasten
SIGA Technologies, Inc.
Chief Executive Officer
(212) 672-9100

SIGA REPORTS ON CORRESPONDENCE WITH NASDAQ

New York, January 5, 2006 -- SIGA Technologies, Inc. (NASDAQ: SIGA). As previously disclosed, SIGA entered into a Securities Purchase Agreement, dated November 2, 2005, with four investors for the issuance and sale of 2,000,000 shares of SIGA’s common stock at $1.00 per share for aggregate consideration of $2,000,000 and certain warrants. The investors were also entitled to purchase additional shares of SIGA’s common stock for a gross amount of up to $2,000,000 at an initial price of $1.10 per share for a period of 90 trading days following the effectiveness of a registration statement.

On December 9, 2005, SIGA was verbally notified by The Nasdaq Stock Market that it was in violation of the shareholder approval rules set forth Marketplace Rule 4350(i)(1)(D)(ii) because the share issuance cap found in the Warrant and Additional Investment Right agreements was not in compliance with IM-4350-2, which requires a share issuance cap to apply for the life of the transaction unless shareholder approval is obtained.

Subsequently, on December 13, 2005, SIGA provided The Nasdaq Stock Market with copies of signed amended and restated Warrant and Additional Investment Right agreements, which evidence a share issuance cap which complied with IM-4350-2.

As a result, on December 30, 2005, SIGA received a letter from The Nasdaq Stock Market informing it that The Nasdaq Stock Market had determined, based on the above described actions that SIGA had regained compliance with the Rule and that the matter was now closed.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential to become a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria. In addition to smallpox, SIGA has antiviral programs targeting other Category A viral pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg).

For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward-looking statements

This Press Release contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, and (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release and the above-mentioned presentation, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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